Two Harbors Investment Corp. Reports Third Quarter 2014 Financial Results
Delivered Total Return on Book Value of 3.8%(1)
NEW YORK, November 4, 2014 - Two Harbors Investment Corp. (NYSE: TWO), a real estate investment trust that invests in residential mortgage-backed securities (RMBS), residential mortgage loans, mortgage servicing rights (MSR) and other financial assets, today announced its financial results for the quarter ended September 30, 2014.

Highlights

•
Book value was $11.25 per diluted common share, representing a 3.8%(1) total return on book value, after accounting for a dividend of $0.26 per share, bringing the total return on book value for the first nine months of 2014 to 13.9%.(2)

•	Delivered Comprehensive Income of $152.6 million, a return on average equity of 14.9%, or $0.42 per diluted weighted average common share.

•	Reported Core Earnings of $82.8 million, or $0.23 per diluted weighted average common share.(3)

•	Generated an aggregate portfolio yield of 4.5% for the quarter ended September 30, 2014, compared to an aggregate yield of 4.6% for the quarter ended June 30, 2014.

•
Completed two securitizations, Agate Bay Mortgage Trust 2014-1 and Agate Bay Mortgage Trust 2014-2, issuing securities backed by approximately $642 million unpaid principal balance (UPB) of prime jumbo mortgage loans.

“I’m pleased to report that in the third quarter we delivered a total return on book value of 3.8%(1), resulting in a total return of 13.9%(2) for the first nine months of the year,” stated Thomas Siering, Two Harbors’ President and Chief Executive Officer. “In the recent quarter, performance was driven by strong returns in both our Rates and Credit strategies, despite our defensive portfolio positioning and low leverage profile.”

(1) Return on book value for the quarter ended September 30, 2014 is defined as the increase in book value per diluted share from June 30, 2014 to September 30, 2014 of $0.16, plus the dividend declared of $0.26 per share, divided by June 30, 2014 diluted book value of $11.09 per share.
(2) Return on book value for the nine months ended September 30, 2014 is defined as the increase in book value per diluted share from December 31, 2013 to September 30, 2014 of $0.69, plus dividends declared of $0.78 per share, divided by December 31, 2013 diluted book value of $10.56 per share.
(3) Core Earnings is a non-GAAP measure that we define as GAAP net income, excluding impairment losses, realized and unrealized gains or losses on the aggregate portfolio, certain non-recurring gains and losses related to discontinued operations and amortization of business combination intangible assets, reserve expense for representation and warranty obligations on MSR and certain non-recurring upfront costs related to securitization transactions. As defined, Core Earnings includes interest income or expense and premium income or loss on derivative instruments and servicing income, net of estimated amortization on MSR. Core Earnings is provided for purposes of comparability to other peer issuers.

Operating Performance
The following table summarizes the company’s GAAP and non-GAAP earnings measurements and key metrics for the respective periods in 2014:

Two Harbors Investment Corp. Operating Performance
(dollars in thousands, except per share data)
	Three Months Ended September 30, 2014			Nine Months Ended September 30, 2014
	(unaudited)			(unaudited)
Earnings	Earnings	Per diluted weighted share	Annualized return on average equity	Earnings	Per diluted weighted share	Annualized return on average equity
Core Earnings(1)	$82,826	$0.23	8.1%	$260,700	$0.71	8.7%
GAAP Net Income	$193,590	$0.53	18.9%	$204,102	$0.56	6.8%
Comprehensive Income	$152,608	$0.42	14.9%	$536,015	$1.46	17.8%

Operating Metrics
Dividend per common share	$0.26
Book value per diluted share at period end	$11.25
Other operating expenses as a percentage of average equity	1.2%

(1) Please see page 12 of this press release for a reconciliation of GAAP to non-GAAP financial information.

Earnings Summary
Two Harbors reported Core Earnings for the quarter ended September 30, 2014 of $82.8 million, or $0.23 per diluted weighted average common share outstanding, as compared to Core Earnings for the quarter ended June 30, 2014 of $89.7 million, or $0.24 per diluted weighted average common share outstanding. On a Core Earnings basis, the company recognized an annualized return on average equity of 8.1% and 8.9% for the quarters ended September 30, 2014 and June 30, 2014, respectively.

For the third quarter of 2014, the company recognized:

•	net realized gains on RMBS, trading securities and mortgage loans held-for-sale of $68.4 million, net of tax;

•	unrealized losses on trading securities, mortgage loan forward purchase commitments and mortgage loans held-for-sale of $10.5 million, net of tax;

•	net losses of $28.1 million, net of tax, related to swap and swaption terminations and expirations;

•
net unrealized gains, net of tax, of $83.6 million associated with its interest rate swaps and swaptions economically hedging its investment portfolio, repurchase agreements and Federal Home Loan Bank of Des Moines (FHLB)advances;

•	net realized and unrealized losses on other derivative instruments of approximately $0.7 million, net of tax;

•	net realized and unrealized losses on consolidated financing securitizations of $2.2 million, net of tax;

•	a net decrease in fair value of $6.7 million(2) on MSR, net of tax; and

•	representation and warranty expenses of $4.1 million, net of tax.

(2) Decrease in fair value on MSR, net of tax, of $6.7 million is comprised of a increase in fair value of $6.5 million, net of tax, excluded from Core Earnings and $13.2 million, net of tax, of estimated amortization included in Core Earnings.

The company reported GAAP Net Income of $193.6 million, or $0.53 per diluted weighted average common share outstanding, for the quarter ended September 30, 2014, as compared to GAAP Net Income of $39.7 million, or $0.11 per diluted weighted average common share outstanding, for the quarter ended June 30, 2014. On a GAAP basis, the company recognized an annualized return on average equity of 18.9% and 3.9% for the quarters ended September 30, 2014 and June 30, 2014, respectively.

The company reported Comprehensive Income of $152.6 million, or $0.42 per diluted weighted average common share outstanding, for the quarter ended September 30, 2014, as compared to Comprehensive Income of $230.8 million, or $0.63 per diluted weighted average common share outstanding, for the quarter ended June 30, 2014. The company records unrealized fair value gains and losses on RMBS securities, classified as available-for-sale, as Other Comprehensive Income. On a Comprehensive Income basis, the company recognized an annualized return on average equity of 14.9% and 23.0% for the quarters ended September 30, 2014 and June 30, 2014, respectively.

Other Key Metrics
Two Harbors declared a quarterly cash dividend of $0.26 per common share for the quarter ended September 30, 2014. The annualized dividend yield on the company’s common stock for the third quarter of 2014, based on the September 30, 2014 closing price of $9.67, was 10.8%.

The company’s book value per diluted share, after taking into account the third quarter 2014 dividend of $0.26 per share, was $11.25 as of September 30, 2014, compared to $11.09 as of June 30, 2014, which represented a total return on book value for the third quarter of 2014 of 3.8%.(1) For the nine months ended September 30, 2014, the company reported a total return on book value of 13.9%.(2)

Other operating expenses for the third quarter of 2014 were approximately $12.4 million, or 1.2% of average equity, compared to approximately $15.0 million, or 1.5% of average equity, for the second quarter of 2014.

Portfolio Summary
The company’s aggregate portfolio is principally comprised of RMBS available-for-sale securities, inverse interest-only securities (Agency Derivatives), MSR, residential mortgage loans held-for-sale and net economic interests in consolidated securitization trusts. As of September 30, 2014, the total value of the company’s portfolio was $14.3 billion.

The company’s portfolio includes the rates strategy, which consists of $10.4 billion of Agency RMBS, Agency Derivatives and MSR as well as associated notional hedges as of September 30, 2014. The remaining portfolio is invested in the credit strategy, which consists of $3.9 billion of non-Agency RMBS, net economic interests in consolidated securitization trusts, prime jumbo residential mortgage loans and credit sensitive loans, as well as their associated notional hedges as of September 30, 2014.

For the quarter ended September 30, 2014, the annualized yield on the company’s average aggregate portfolio was 4.5% and the annualized cost of funds on the associated average borrowings, which includes net interest rate spread expense on interest rate swaps, was 1.5%. This resulted in a net interest rate spread of 3.0%.

RMBS and Agency Derivatives
For the quarter ended September 30, 2014, the annualized yield on average RMBS securities and Agency Derivatives was 4.3%, consisting of an annualized yield of 3.3% in Agency RMBS and Agency Derivatives and 8.5% in non-Agency RMBS.

(1) Return on book value for the quarter ended September 30, 2014 is defined as the increase in book value per diluted share from June 30, 2014 to September 30, 2014 of $0.16, plus the dividend declared of $0.26 per share, divided by June 30, 2014 diluted book value of $11.09 per share.
(2) Return on book value for the nine months ended September 30, 2014 is defined as the increase in book value per diluted share from December 31, 2013 to September 30, 2014 of $0.69, plus dividends declared of $0.78 per share, divided by December 31, 2013 diluted book value of $10.56 per share.

The company experienced a three-month average constant prepayment rate (CPR) of 7.9% for Agency RMBS securities and Agency Derivatives held during the quarter ended September 30, 2014, compared to 8.5% for those securities held during the quarter ended June 30, 2014. The weighted average cost basis of the principal and interest Agency portfolio was 108.3% of par for the quarter ended September 30, 2014, compared to 108.4% of par for the quarter ended June 30, 2014. The net premium amortization was $39.5 million and $34.1 million for the quarters ended September 30, 2014 and June 30, 2014, respectively.

The company experienced a three-month average CPR of 4.1% for non-Agency principal and interest RMBS securities held during the quarter ended September 30, 2014, as compared to 3.6% for those securities held during the quarter ended June 30, 2014. The weighted average cost basis of the non-Agency portfolio was 57.2% of par for the quarter ended September 30, 2014, compared to 55.4% of par for the quarter ended June 30, 2014. The discount accretion was $32.8 million for the quarter ended September 30, 2014, compared to $32.3 million for the quarter ended June 30, 2014. The total net discount remaining was $2.0 billion as of September 30, 2014, compared to $2.2 billion as of June 30, 2014, with $1.0 billion designated as credit reserve as of September 30, 2014.

As of September 30, 2014, fixed-rate investments composed 78.1% and adjustable-rate investments composed 21.9% of the company’s RMBS and Agency Derivatives portfolio.

As of September 30, 2014, the company had mortgage loans held-for-investment with a carrying value of $1.4 billion and the company’s collateralized borrowings had a carrying value of $938.5 million, resulting in net economic interests in consolidated securitization trusts of $490.4 million.

Mortgage Servicing Rights
The company held MSR on mortgage loans having $45.5 billion in unpaid principal balance, which had a fair market value of $498.5 million, as of September 30, 2014.

The company does not directly service mortgage loans, but instead contracts with fully licensed subservicers to handle all servicing functions for the loans underlying the company’s MSR. The company recognized $32.3 million of servicing income, $6.1 million of subservicing expense and a $10.7 million decrease in fair market value of MSR during the three months ended September 30, 2014.

Mortgage Loans Held for Sale
As of September 30, 2014, the company held prime jumbo residential mortgage loans with a fair market value of $418.7 million and had outstanding purchase commitments to acquire an additional $326.4 million of mortgage loans, subject to fallout if the loans do not close. For the quarter ended September 30, 2014, the annualized yield on the prime jumbo residential mortgage loan portfolio was 4.1%, consistent with the quarter ended June 30, 2014.

During the quarter, the company completed two securitizations, Agate Bay Mortgage Trust 2014-1 and Agate Bay Mortgage Trust 2014-2. The trusts issued securities backed by approximately $642 million UPB of prime jumbo 30-year fixed residential mortgage loans.

Other Investments and Risk Management Derivatives
The company held $2.0 billion of U.S. Treasuries classified on its balance sheet as trading securities as of September 30, 2014.  The company also held $690.0 million notional of net short TBAs as of September 30, 2014, which are accounted for as derivative instruments in accordance with GAAP.

As of September 30, 2014, the company was a party to interest rate swaps and swaptions with a notional amount of  $35.4 billion. Of this amount, $15.6 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s LIBOR-based repurchase agreements and FHLB advances, $12.1 billion notional in swaps were utilized to economically hedge interest rate risk associated with the company’s investment portfolio, and $7.7 billion notional in swaptions were utilized as macro-economic hedges.

The following table summarizes the company’s investment portfolio:

Two Harbors Investment Corp. Portfolio
(dollars in thousands)

Portfolio Composition	As of September 30, 2014
	(unaudited)
Rates Strategy
Agency Bonds
Fixed Rate Bonds	$9,566,255	66.8%
Hybrid ARMs	132,157	0.9%
Total Agency	9,698,412	67.7%
Agency Derivatives	186,398	1.3%
Mortgage servicing rights	498,466	3.5%

Credit Strategy
Non-Agency Bonds
Senior Bonds	2,473,644	17.3%
Mezzanine Bonds	517,712	3.6%
Non-Agency Other	8,140	0.1%
Total Non-Agency	2,999,496	21.0%
Net Economic Interest in Securitization(1)	490,384	3.4%
Mortgage loans held-for-sale	445,065	3.1%
Aggregate Portfolio	$14,318,221

Portfolio Metrics	Three Months Ended September 30, 2014
	(unaudited)
Annualized portfolio yield during the quarter		4.46%
Rates Strategy
Agency RMBS, Agency Derivatives and mortgage servicing rights		3.6%
Credit Strategy
Non-Agency RMBS, Legacy(2)		9.0%
Non-Agency RMBS, New issue(2)		3.4%
Net economic interest in securitizations		4.4%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans		4.1%
Credit sensitive residential mortgage loans		3.4%

Annualized cost of funds on average borrowing balance during the quarter(3)		1.47%
Annualized interest rate spread for aggregate portfolio during the quarter		2.99%
Debt-to-equity ratio at period-end(4)		2.9 to 1.0

Portfolio Metrics Specific to RMBS and Agency Derivatives as of September 30, 2014
Weighted average cost basis of principal and interest securities
Agency		$108.32
Non-Agency(5)		$57.20
Weighted average three month CPR
Agency		7.9%
Non-Agency		4.1%
Fixed-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		78.1%
Adjustable-rate investments as a percentage of aggregate RMBS and Agency Derivatives portfolio		21.9%
(1) Net economic interest in securitization consists of mortgage loans held-for-investment, net of collateralized borrowings in consolidated securitization trusts.
(2) Legacy non-Agency RMBS includes non-Agency bonds issued up-to and including 2009.  New issue non-Agency RMBS includes bonds issued after 2009.
(3) Cost of funds includes interest spread expense associated with the portfolio's interest rate swaps.
(4) Defined as total borrowings to fund RMBS, mortgage loans held-for-sale and Agency Derivatives, divided by total equity.
(5) Average purchase price utilized carrying value for weighting purposes. If current face were utilized for weighting purposes, total non-Agency RMBS excluding the company's non-Agency interest-only portfolio would be $53.14 at September 30, 3014.
“During the third quarter our mortgage loan conduit continued to gain momentum,” stated Bill Roth, Two Harbors’ Chief Investment Officer. “Specifically, we completed two securitizations and, subsequent to quarter-end, expanded our program to include a wider range of products that we believe improves the availability of mortgage credit.”

Financing Summary
The company reported a debt-to-equity ratio, defined as total borrowings under repurchase agreements and FHLB advances to fund RMBS securities, Agency Derivatives and mortgage loans held-for-sale divided by total equity, of 2.9 to 1.0 as of both September 30, 2014 and June 30, 2014.

As of September 30, 2014, the company had outstanding $12.3 billion of repurchase agreements funding RMBS securities, Agency Derivatives, mortgage loans held-for-sale and U.S. Treasuries with 25 different counterparties. Excluding the debt associated with the company’s U.S. Treasuries and the effect of the company’s interest rate swaps, the repurchase agreements had a weighted average borrowing rate of 0.70% and weighted average remaining maturity of 100 days as of September 30, 2014.

The company’s wholly owned subsidiary, TH Insurance Holdings Company LLC (TH Insurance), is a member of the FHLB.  As a member of the FHLB, TH Insurance has access to a variety of products and services offered by the FHLB, including secured advances.  As of September 30, 2014, TH Insurance had $1.5 billion in outstanding secured advances with a weighted average borrowing rate of 0.4% and a weighted average of 44 months to maturity, and had an additional $1.0 billion of available uncommitted credit for borrowings. To the extent TH Insurance Holdings has unused capacity, it may be adjusted at the sole discretion of the FHLB.

As of September 30, 2014, the company’s aggregate repurchase agreements and FHLB advances funding RMBS securities, Agency Derivatives and mortgage loans held-for-sale had 256 weighted average days to maturity.

The following table summarizes the company’s borrowings by collateral type under repurchase agreements and FHLB advances, excluding borrowings on U.S. Treasuries, and related cost of funds:

As of September 30, 2014
(in thousands)	(unaudited)
Collateral type:
Agency RMBS and Agency Derivatives	$9,245,806
Mortgage servicing rights	—
Non-Agency RMBS	2,224,966
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	315,438
Credit sensitive residential mortgage loans	2,418
$11,788,628

Cost of Funds Metrics	Three Months Ended September 30, 2014
(unaudited)
Annualized cost of funds on average borrowing and FHLB advance balance during the quarter:	0.7%
Agency RMBS and Agency Derivatives	0.4%
Mortgage servicing rights	—%
Non-Agency RMBS	1.7%
Mortgage loans held-for-sale
Prime nonconforming residential mortgage loans	0.8%
Credit sensitive residential mortgage loans	3.9%

Conference Call
Two Harbors Investment Corp. will host a conference call on November 5, 2014 at 9:00 a.m. EST to discuss third quarter 2014 financial results and related information. To participate in the teleconference, please call toll-free (877) 868-1835 (or (914) 495-8581 for international callers), Conference Code 11730830, approximately 10 minutes prior to the above start time. You may also listen to the teleconference live via the Internet on the company’s website at www.twoharborsinvestment.com in the Investor Relations section under the Events and Presentations link. For those unable to attend, a telephone playback will be available beginning at 12:00 p.m. EST on November 5, 2014, through 12:00 a.m. EST on November 12, 2014. The playback can be accessed by calling (855) 859-2056 (or (404) 537-3406 for international callers), Conference Code 11730830. The call will also be archived on the company’s website in the Investor Relations section under the Events and Presentations link.

Two Harbors Investment Corp.
Two Harbors Investment Corp., a Maryland corporation, is a real estate investment trust that invests in residential mortgage-backed securities, residential mortgage loans, mortgage servicing rights and other financial assets. Two Harbors is headquartered in New York, New York, and is externally managed and advised by PRCM Advisers LLC, a wholly owned subsidiary of Pine River Capital Management L.P. Additional information is available at www.twoharborsinvestment.com.

Forward-Looking Statements
This presentation includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from expected results, including, among other things, those described in the company’s Annual Report on Form 10-K for the year ended December 31, 2013, and any subsequent Quarterly Reports on Form 10-Q, under the caption “Risk Factors.” Factors that could cause actual results to differ include, but are not limited to, higher than expected operating costs, changes in prepayment speeds of mortgages underlying the company’s residential mortgage-backed securities, the rates of default or decreased recovery on the mortgages underlying our non-Agency securities, failure to recover credit losses in our portfolio, changes in interest rates and the market value of our assets, the availability of financing, the availability of target assets at attractive prices, the company’s ability to manage various operational risks associated with the business, the company’s ability to maintain our REIT qualification, limitations imposed on the business due to our REIT status and the company’s exempt status under the Investment Company Act of 1940, the impact of new legislation or regulatory changes on the company’s operations, the impact of any deficiencies in the servicing or foreclosure practices of third parties and related delays in the foreclosure process, the company’s ability to acquire mortgage loans or securitize the mortgage loans the company acquires, the company’s involvement in securitization transactions, the timing and profitability of the company’s securitization transactions, the risks associated with the company’s securitization transactions, the company’s ability to acquire MSR, the impact of new or modified government mortgage refinance or principal reduction programs, unanticipated changes in overall market and economic conditions, and the company’s exposure to claims and litigation, including litigation arising from its involvement in securitization transactions and its investments in MSR.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Two Harbors does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Two Harbors’ most recent filings with the Securities and Exchange Commission (SEC). All subsequent written and oral forward-looking statements concerning Two Harbors or matters attributable to Two Harbors or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Non-GAAP Financial Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release and the accompanying investor presentation present non-GAAP financial measures, such as Core Earnings and Core Earnings per common share, that exclude certain items. Two Harbors’ management believes that these non-GAAP measures enable it to perform meaningful comparisons of past, present and future results of the company’s core business operations, and uses these measures to gain a comparative understanding of the company’s operating performance and business trends. The non-GAAP financial measures presented by the company represent supplemental information to assist investors in analyzing the results of its operations. However, because these measures are not calculated in accordance with GAAP, they should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. The company’s GAAP financial results and the reconciliations from these results should be carefully evaluated. See the GAAP to Non-GAAP reconciliation table on page 12 of this release.

Additional Information
Stockholders of Two Harbors and other interested persons may find additional information regarding the company at the SEC’s Internet site at www.sec.gov or by directing requests to: Two Harbors Investment Corp., Attn: Investor Relations, 590 Madison Avenue, 36th Floor, New York, NY 10022, telephone (612) 629-2500.

Contact
July Hugen, Director of Media and Investor Relations, Two Harbors Investment Corp., (612) 629-2514 or
July.Hugen@twoharborsinvestment.com

# # #

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	September 30, 2014	December 31, 2013
	(unaudited)	(audited)
ASSETS
Available-for-sale securities, at fair value	$12,697,908	$12,256,727
Trading securities, at fair value	1,993,124	1,000,180
Mortgage loans held-for-sale, at fair value	445,065	544,581
Mortgage loans held-for-investment in securitization trusts, at fair value	1,428,890	792,390
Mortgage servicing rights, at fair value	498,466	514,402
Cash and cash equivalents	1,225,281	1,025,487
Restricted cash	310,421	401,647
Accrued interest receivable	52,605	50,303
Due from counterparties	23,341	25,087
Derivative assets, at fair value	353,893	549,859
Other assets	125,831	13,199
Total Assets	$19,154,825	$17,173,862

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Repurchase agreements	$12,274,878	$12,250,450
Collateralized borrowings in securitization trusts, at fair value	938,506	639,731
Federal Home Loan Bank advances	1,500,000	—
Derivative liabilities, at fair value	4,221	22,081
Accrued interest payable	14,924	20,277
Due to counterparties	167,444	318,848
Dividends payable	95,205	—
Other liabilities	41,548	67,480
Total Liabilities	15,036,726	13,318,867

Stockholders’ Equity
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 900,000,000 shares authorized and 366,107,149 and 364,935,168 shares issued and outstanding, respectively	3,661	3,649
Additional paid-in capital	3,808,015	3,795,372
Accumulated other comprehensive income	776,648	444,735
Cumulative earnings	1,232,499	1,028,397
Cumulative distributions to stockholders	(1,702,724)	(1,417,158)
Total stockholders’ equity	4,118,099	3,854,995
Total Liabilities and Stockholders’ Equity	$19,154,825	$17,173,862

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Interest income:
Available-for-sale securities	$123,056	$121,303	$374,574	$386,246
Trading securities	4,308	1,509	8,174	4,034
Mortgage loans held-for-sale	5,268	9,297	12,553	15,409
Mortgage loans held-for-investment in securitization trusts	9,526	5,649	25,180	11,672
Cash and cash equivalents	145	216	506	773
Total interest income	142,303	137,974	420,987	418,134
Interest expense:
Repurchase agreements	17,509	21,802	56,684	67,373
Collateralized borrowings in securitization trusts	5,678	3,125	16,623	6,112
Federal Home Loan Bank advances	1,531	—	2,439	—
Total interest expense	24,718	24,927	75,746	73,485
Net interest income	117,585	113,047	345,241	344,649
Other-than-temporary impairments:
Total other-than-temporary impairment losses	—	—	(212)	(1,662)
Non-credit portion of loss recognized in other comprehensive (loss) income	—	—	—	—
Net other-than-temporary credit impairment losses	—	—	(212)	(1,662)
Other income:
Gain (loss) on investment securities	59,471	(230,111)	58,504	(152,280)
Gain (loss) on interest rate swap and swaption agreements	28,519	(55,410)	(193,028)	223,388
Gain (loss) on other derivative instruments	6,056	20,434	(12,345)	66,055
(Loss) gain on mortgage loans held-for-sale	(2,387)	(4,443)	6,233	(25,262)
Servicing income	32,264	989	96,573	1,234
(Loss) gain on servicing asset	(10,711)	861	(73,042)	816
Other (loss) income	(1,515)	8,938	19,948	16,837
Total other income (loss)	111,697	(258,742)	(97,157)	130,788
Expenses:
Management fees	12,258	12,036	36,559	29,388
Securitization deal costs	3,355	2,125	3,355	4,153
Servicing expenses	12,513	862	24,595	1,200
Other operating expenses	12,424	9,155	41,281	24,864
Total expenses	40,550	24,178	105,790	59,605
Income (loss) from continuing operations before income taxes	188,732	(169,873)	142,082	414,170
(Benefit from) provision for income taxes	(4,858)	23,726	(62,020)	77,809
Net income (loss) from continuing operations	193,590	(193,599)	204,102	336,361
Income from discontinued operations	—	871	—	3,264
Net income (loss)	$193,590	$(192,728)	$204,102	$339,625

TWO HARBORS INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(dollars in thousands)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Basic earnings (loss) per weighted average common share:
Continuing operations	$0.53	$(0.53)	$0.56	$0.97
Discontinued operations	—	—	—	0.01
Net income (loss)	$0.53	$(0.53)	$0.56	$0.98
Diluted earnings (loss) per weighted average common share:
Continuing operations	$0.53	$(0.53)	$0.56	$0.97
Discontinued operations	—	—	—	0.01
Net income (loss)	$0.53	$(0.53)	$0.56	$0.98
Dividends declared per common share	$0.26	$0.28	$0.78	$0.91
Weighted average number of shares of common stock:
Basic	366,118,866	365,057,767	365,938,150	345,529,611
Diluted	366,118,866	365,166,992	365,938,150	346,370,358
Comprehensive income:
Net income (loss)	$193,590	$(192,728)	$204,102	$339,625
Other comprehensive (loss) income:
Unrealized (loss) gain on available-for-sale securities, net	(40,982)	246,777	331,913	(183,684)
Other comprehensive (loss) income	(40,982)	246,777	331,913	(183,684)
Comprehensive income	$152,608	$54,049	$536,015	$155,941

TWO HARBORS INVESTMENT CORP.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION
(dollars in thousands, except share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2014	2013	2014	2013
	(unaudited)		(unaudited)
Reconciliation of net income (loss) to
Core Earnings:

Net income (loss)	$193,590	$(192,728)	$204,102	$339,625

Adjustments for non-core earnings:
(Gain) loss on sale of securities and mortgage loans, net of tax	(68,432)	240,223	(64,728)	167,234
Unrealized loss (gain) on trading securities, equity securities and mortgage loans held-for-sale, net of tax	10,479	(5,675)	2,792	2,870
Other-than-temporary impairment loss, net of tax	—	—	212	1,662
Realized loss (gain) on termination or expiration of swaps and swaptions, net of tax	28,100	(52,944)	34,480	8,239
Unrealized (gain) loss, net of tax, on interest rate swaps and swaptions economically hedging investment portfolio, repurchase agreements and FHLB advances	(83,620)	107,724	54,733	(233,403)
Loss (gain) on other derivative instruments, net of tax	713	(19,876)	14,085	(33,531)
Loss (gain) on financing securitizations	2,159	(8,774)	(18,983)	(16,621)
Unrealized (gain) loss, net of tax, on mortgage servicing rights	(6,482)	(832)	27,342	(802)
Securitization deal costs	2,181	1,402	2,181	3,430
Income from discontinued operations	—	(871)	—	(3,264)
Amortization of business combination intangible assets, net of tax	—	—	346	—
Representation and warranty expenses	4,138	—	4,138	—

Core Earnings	$82,826	$67,649	$260,700	$235,439

Weighted average shares outstanding - Basic	366,118,866	365,057,767	365,938,150	345,529,611
Weighted average shares outstanding - Diluted	366,118,866	365,166,992	365,938,150	346,370,358

Core Earnings per weighted average share outstanding - Diluted	$0.23	$0.19	$0.71	$0.68

TWO HARBORS INVESTMENT CORP.
SUMMARY OF QUARTERLY CORE EARNINGS
(dollars in millions, except per share data)
Certain prior period amounts have been reclassified to conform to the current period presentation

	Three Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2014	2014	2014	2013	2013
	(unaudited)
Net Interest Income:
Interest income	$142.3	$140.1	$138.5	$137.4	$138.0
Interest expense	24.7	24.9	26.0	26.9	24.9
Net interest income	117.6	115.2	112.5	110.5	113.1
Other income:
Interest spread on interest rate swaps	(26.8)	(18.9)	(13.8)	(10.1)	(15.1)
Interest spread on other derivative instruments	7.1	7.9	4.7	(2.4)	(7.5)
Servicing income, net of amortization(1)	17.6	19.9	17.9	5.2	1.2
Other income	0.6	0.2	0.2	0.4	—
Total other (loss) income	(1.5)	9.1	9.0	(6.9)	(21.4)
Expenses	30.8	33.2	31.5	26.2	22.1
Core Earnings before income taxes	85.3	91.1	90.0	77.4	69.6
Income tax expense	2.5	1.4	1.8	1.0	1.9
Core Earnings	$82.8	$89.7	$88.2	$76.4	$67.7
Basic and diluted weighted average Core EPS	$0.23	$0.24	$0.24	$0.21	$0.19

(1) Amortization refers to the portion of change in fair value of MSR primarily attributed to the realization of expected cash flows (runoff) of the portfolio. This amortization has been deducted from Core Earnings. Amortization of MSR is deemed a non-GAAP measure due to the company’s decision to account for MSR at fair value.